EXHIBIT 10.6

                               VISTEON CORPORATION
                           SOFTWARE LICENSE AGREEMENT


This Software License Agreement includes the Software Schedule set forth below, the attached Terms and Conditions and the attached Addendum. The parties have caused their duly authorized representatives to execute this Software License Agreement as of 9/18/96 (the "Effective Date").


VISTEON CORPORATION ("Visteon")           MEDICAL ASSET MANAGEMENT, INC.
("Licensee")

By: /s/ David S. Greenberg                By:  /s/ John W.Regan
    ----------------------------               --------------------------

Printed Name: David S. Greenberg          Printed Name: John W. Regan
              ------------------                        -----------------

Title: CEO                                Title: President
       -------------------------                 ------------------------

Address: 2250 Lucien Way                  Address: 4447 E. Broadway
         Suite 250                                 #102
         Maitland, FL  32751                       Mesa, AZ  85206


------------------------------------------------------------------------------


Software Schedule


Licensed Products                      # of Providers:        Total License Fee:
-----------------                      ---------------        ------------------

                                            275                  $1,237,500
BIGVision Patient Manager, BIGVision
Clinical Manager, and BIGVision Billing
Manager



------------------------------------------------------------------------------
TOTAL                                       275                  $1,237,500.00










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                               VISTEON CORPORATION
                           SOFTWARE LICENSE AGREEMENT

TERMS AND CONDITIONS

1.    DEFINITIONS

      1.1.  "Licensee"  means the legal   entity  whose name appears on the face
      page of the Agreement.

      1.2. "Licensed Products" means the software products listed on the face page of this agreement, in machine readable, object code format, and any modifications, corrections, or updates thereto, as well as any related manuals or other documentation, in each case as furnished by Visteon to Licensee under this Agreement.

      1.3. "Effective Date" shall mean the date on which Visteon signs this Agreement and notes such on the face page of this Agreement.

      1.4. "Provider" means a billable clinical practitioner (i.e., a physician, nurse practitioner, physician assistant, nutritionist, physical therapist, chiropractor, mental health counselor, or licensed professional performing substantially similar functions to any of the foregoing).

      1.5. "Live Date" means that date which licensed products are delivered, installed, tested and operational.

2.     LICENSE GRANT

      2.1. Subject to the terms and conditions of this Agreement, and to the continued payment of all license fees set forth herein, Visteon grants Licensee non-exclusive, non-transferable license, without right of sublicense, for the number of Providers identified on the face page of this Agreement, to use the Licensed Products solely for Licensee's own business purposes. In no event shall the total term of the license however modified exceed fifteen (15) years from the "Effective Date" of this agreement and the "Effective Date" of any addendum(s) executed for additional providers.

      2.2. Licensee may not copy, modify, rent, lease, loan, sell, distribute or create derivative works based upon the Licensed Products in whole or in part. If for good business reason any provider(s) decide not to continue with Licensee within the first four years of their agreement with Licensee, Licensee must request in writing from Visteon the ability to transfer the licensed products in use at the time to the individual provider(s) (such approval by Visteon would not be unreasonably withheld). In such instance the Provider(s) will be required to sign a no charge Software License Agreement with Visteon. All maintenance charges must be current and said provider(s) must elect to subscribe to Visteon's ongoing charges for maintenance. Thus said provider(s) would become direct customers of Visteon.

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


      2.3. Licensee may operate the Licensed Products on computer networks throughout its facilities in the quantities specified on the face page of this Agreement. Licensee may increase the number of Providers authorized to use the Licensed Products provided that Licensee notifies Visteon in writing of such an increase and pays Visteon the applicable License Fee for each additional Provider as specified in Addendum A. Licensee grants to Visteon the right to access the Licensed Products to monitor the level of use, provided that Visteon complies with the Licensee's reasonable security policies with respect to such access.

      2.4. Each Licensed Product is delivered with one (1) complete set of documentation for each authorized care center. Additional sets of documentation are available from Visteon at Visteon's then current list prices for such documentation.

      2.5. Licensee shall have no rights with respect to the Licensed Products other than the rights expressly set forth herein.

3.    DELIVERY, PAYMENT AND TAX PROVISIONS

      3.1.  Visteon  shall delive   the Licensed  Products to Licensee  promptly
      after the Effective Date.

      3.2. Upon the execution of this Agreement, Visteon will invoice Licensee for all applicable fees shown in Addendum A of this Agreement and thereafter as scheduled on Addendum A. In addition, Visteon shall invoice Licensee for any additional license fees related to additional Provider licenses not authorized under the Agreement and for any other amounts due to Visteon hereunder as such amounts are incurred. Licensee agrees to pay all such invoices in full as detailed in Addendum A.

      3.3. In addition to all applicable fees, Licensee shall be responsible for the payment of all reasonable travel and living expenses incurred by Visteon in performing its obligations under this Agreement. Such expenses will be estimated for prior approval by Licensee.

      3.4. Licensee shall be responsible for all taxes and charges of any kind imposed by any federal, state or local governmental entity for products or services provided under this Agreement, excluding only taxes based solely upon Visteon's net income.

4.     CUSTOM SERVICES

      4.1. Training, installation assistance and other services are available from Visteon at Visteon's then current rates for such services. In the event Licensee wishes to obtain such services, the parties will execute an Agreement defining the services to be performed and the fees and billing terms associated therewith.


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


5.     SOFTWARE SUPPORT

      5.1. "Software Support" shall include: (a) new releases of the Licensed Products when made generally available to Visteon's customers; (b) provision of other enhancements and modifications when generally available to Visteon's customers; (c) updates to the documentation when made generally available to Visteon's customers; (d) "hotline" support during normal business hours (8:30am to 5:00pm, Monday through Friday, Eastern Standard Time, excluding holidays); Support after that time is available on a beeper service basis, and (e) reasonable efforts to correct a failure of the Licensed Products to perform substantially in accordance with the documentation ("Nonconformity").

      5.2. Visteon shall provide Software Support beginning on the Effective Date for its then current charge, payable in advance unless otherwise stated in writing; and for as long as Visteon is offering Software Support for the Licensed Products, provided that Licensee pays the fees in accordance with the terms of this Agreement.

      5.3. Visteon shall provide Software Support from its business premises except that Visteon, at Visteon's expense, will perform Software Support at Licensee's facility for all Nonconformities that, in Visteon's reasonable judgment, significantly impair the operation of the Licensed Products and that Visteon is unable to correct from Visteon's premises.

      5.4. Visteon is not required to perform Software Support pursuant to this Agreement in the following situations: (a) corrective maintenance with respect to Nonconformities caused by Licensee's modifications to the Licensed Products; (b) Licensee's failure to use enhancements or Nonconformity corections; (c) misuse of the Licensed Products; (d) third party product malfunctions; unless Visteon is authorized to provide such support. If not support will be provided by the applicable third party;
      (e) hardware or communication equipment malfunctions; (f) Licensee's failure, after a reasonable notice period, to use the most current release of the Licensed Products offered by Visteon, or the operating system for the Licensed Products at the release levels specified by Visteon, or the version than approved by Visteon of any third party software that operates with the Licensed Products. If Licensee requests Visteon to correct Nonconformities cause by any of the foregoing, all corrective services so performed shall entitle Visteon to additional compensation at its then current rates.

      5.5. Licensee shall provide Visteon with all information and assistance reasonably requested by Visteon to detect, simulate and correct any Nonconformities.

      5.6. Licensee shall designate certain Support Representatives who shall be the exclusive representatives with whom Visteon will communicate on Software Support matters.

      5.7. Visteon has developed its licensed products to utilize a variety of quality clients and servers. Although final client and server selection is the responsibility of the


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

      licensee, Visteon will offer licensee specific vendor choices. From time to time this list will be modified by Visteon. Selection of another vendor not on this list by Licensee will void the Warranty provisions of Section 7 of this agreement, unless otherwise indicated in writing by Visteon.

6.    PROPRIETARY RIGHTS AND PROTECTION

      6.1. Licensee acknowledges and agrees that, as between Licensee and Visteon, all right, title and interest in the Licensed Products and any part thereof, including, without limitation, all rights to patent, copyright, trademark and trade secret rights and all other intellectual property rights therein and thereto, and all copies thereof, in whatever form, including any written documentation and all other material describing such Licensed Products, shall at all times remain solely with Visteon. Visteon specifically retains title to any improvement, enhancement of or modification made to the Licensed Products by or at the request of Licensee. Licensee shall not be an owner of any copies of the Licensed Products, but, rather, is licensed pursuant to this Agreement to use such copies. Copies of the products are held in escrow.

      6.2. Confidentiality. Licensee agrees to secure and protect the Licensed Products, and to take all reasonable actions necessary, including instruction, written agreement and all other actions, to ensure that all employees of Licensee and any consultant or independent contractor engaged by Licensee treats confidentially all information relating to the Licensed Products, and ensure that there is no breach, compromise or violation of Visteon's rights in and title to the Licensed Products. Licensee agrees to protect any such confidential information of Visteon, exercising all reasonable care, which shall include taking those measures, electronic, mechanical or otherwise, to prevent unauthorized access to, or copying of, the Licensed Products. Licensee will not, directly or through any person or entity, in any form or manner, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Licensed Products. The obligations of Licensee to maintain confidentiality shall survive any expiration or termination of this Agreement.

7.     WARRANTY

      7.1. Visteon warrants that the Licensed Products will perform according to its specifications contained in the applicable Reference Manual unmodified by anyone without the occurrence of a Nonconformity for a period of ninety (90) days following the initial delivery of the Licensed Products to Licensee. Visteon does not warrant that the Licensed Products will meet all of Licensee's requirements nor that the use of the Licensed Products will be uninterrupted or error free. Visteon's sole liability, and Licensee's sole remedy with respect to such warranty, shall be Visteon's obligation to correct any Nonconformity as defined in Section
      5.1 above. As new feature/function releases are made generally available, Visteon will make reasonable efforts to correct any nonconformity.


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

      7.2. Visteon's warranty shall not extend to problems in the Licensed Products that result from: (a) Licensee's modifications to the Licensed Products; (b) Licensee's failure to use enhancements or Nonconformity corrections; (c) misuse of the Licensed Products (d) third party product malfunctions; unless Third Party authorizes Visteon in writing to warrant its products; (e) hardware or communication equipment malfunctions; (f) Licensee's failure, after a reasonable notice period, to use the most current release of the Licensed Products offered by Visteon, or the operating system for the Licensed Products at the release levels specified by Visteon, or the version then approved by Visteon of any third party software that operates with the Licensed Products; (g) any modifications, alterations of or additions to the Licensed Products performed by parties other than Visteon; (h) Licensee's use of such Licensed Products outside the scope of this License or in a manner for which they were not designed; or (i) Licensee's negligence.

      7.3. LICENSEE'S SOLE REMEDY, AND VISTEON'S SOLE LIABILITY ARISING IN CONNECTION WITH THE FOREGOING WARRANTY SHALL BE FOR VISTEON, AT ITS SOLE OPTION, TO REPAIR THE LICENSED PRODUCT THAT DOES NOT PERFORM ACCORDING TO SPECIFICATIONS AS PROVIDED UNDER SECTION 7.1 ABOVE, REPLACE THE LICENSED PRODUCTS OR TERMINATE THIS AGREEMENT AND REFUND THE INITIAL PAYMENT OF THE LICENSE FEE FOR THE LICENSED PRODUCTS SET FORTH IN ADDENDUM A HERETO. EXCEPT FOR THIS EXPRESS LIMITED WARRANTY, VISTEON MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR IN ANY COMMUNICATION WITH LICENSEE, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.    INDEMNIFICATION

      8.1. Visteon agrees, at its own expense, to defend or at its option to settle, any claim brought against Licensee on the issue of infringement of any United States patent, copyright, trade secret or trademark of any third party ("Indemnified Right") by the Licensed Products as used within the scope of this Agreement, provided that Licensee provides Visteon with
      (a) prompt written notice of such claim, (b) authority to proceed as contemplated herein and (c) proper and full information and assistance to settle and/or defend any such claim. If a final injunction is, or Visteon believes, in its sole discretion, is likely to be entered prohibiting Licensee from exercising its right to use the Licensed Products granted hereunder, Visteon may, at its sole option and expense, either: (a) procure for Licensee the right to use the Licensed Products as provided herein; (b) replace the Licensed Products with other non-infringing products; (c) suitably modify the Licensed Products so that they are not infringing; or (d) accept return of the Licensed Products and refund to Licensee the initial license fee. Visteon will not be liable for any costs or expenses incurred without its prior written authorization.

      8.2. Notwithstanding the provision of Section 8.1 above, Visteon assumes no liability for infringement claims arising from (a) third party products, (b) the modification of the

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

      Licensed Products unless such modification was made by Visteon, or (c) Licensee's failure to use the Licensed Products as set forth herein.

      8.3. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF VISTEON, AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LICENSED PRODUCTS.

9.    LIMITATION OF LIABILITY

      9.1. In no event shall Visteon be liable in any way to Licensee or others for any lost profits, loss of data unless Visteon determines this was done due to a nonconformity in the product(s). If so, Visteon will use best efforts to work with Licensee to recreate the lost data or cost of procurement of substitute goods or services, or for any indirect, special or consequential damages of any nature, whether foreseeable or not, regardless of whether Visteon has been advised of the possibility of such damages. In no event will Visteon's liability in connection with the Licensed Products or this Agreement, whether caused by failure to deliver, non-performance, defects, Nonconformities, breach of warranty or otherwise, exceed the total License Fee paid to Visteon by Licensee hereunder as set forth in Addendum A. These limitations apply to all causes of action in the aggregate, whether based in contract, tort or otherwise, but do not apply to claims arising out of damage to tangible personal property or personal injury caused by Visteon's employees while on Licensee's premises.

      9.2. Without limiting the foregoing, Licensee agrees that the use of the Licensed Products for any purpose related to patient care cannot be controlled by Visteon and must not be substituted for Licensee's professional skill and judgment. Licensee acknowledges that Visteon is in no way responsible for any medical, pharmacological, laboratory, radiology, legal or similar information contained in, entered into, or used in connection with the System and Licensee independently will verify the accuracy and completeness of such information.

      9.3.  No  action,   regardless  of  form,  arising  out  of  any  of  the
      transactions pursuant to this Agreement, may be brought by Licensee more than three years after the cause of the action accrued.

10.   TERMINATION

      10.1. This Agreement shall terminate upon expiration. This Agreement also may be terminated by either party in the event that the other party materially breaches any of the terms or conditions of the Agreement and, if such breach is capable of cure, such breach has not been cured within thirty (30) days after notice of breach from the party asserting breach. Upon termination, Licensee will immediately discontinue all use of the Licensed Products and return to Visteon all copies of the Licensed Products including all programs,


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


      documentation and enhancements and Licensee thereafter shall continue to maintain in confidence all knowledge of the Licensed Products. Licensee shall deliver to Visteon within fifteen (15) days after termination a written certification of compliance with the foregoing executed by an officer of Licensee.

11.   GENERAL

      11.1. This Agreement constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof and
      supersedes   and  cancels  all   previous   representations,   agreements,
      commitments, and writing in respect thereof.

      11.2. This Agreement shall be governed by the laws of the State of Florida. All actions and proceedings arising in any way out of the Agreement shall be litigated in state or federal courts located in the State of Florida.

      11.3. No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

      11.4. This Agreement and the use of the Licensed Products provided hereunder are not assignable without prior written consent of Visteon which consent will not be unreasonably withheld. Any attempt at assignment without such consent shall be null and void and of no force and effect.

      11.5. If any provision of the Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be found by the mutually agreed substitute provision.

      11.6. The failure of Visteon to enforce any term or condition of this Agreement shall not constitute a waiver of Visteon's rights to enforce subsequent breaches of any term or condition under this Agreement.

      11.7. Any notices required to be given under this Agreement shall be in writing and addressed to the respective party at the address shown on the face page of this Agreement or such other address as may be provided by each party from time to time. Notices shall be effective when received and shall be sent by certified or registered mail, return receipt requested, or by overnight courier.

Medical Asset Management Inc.

By:  /s/ John W. Regan
     -----------------------------

Name: John W. Regan
     -----------------------------

Title: President
     -----------------------------

Date: 9/18/96
     -----------------------------

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


Visteon Corporation

By:  /s/ David S. Greenberg
     -----------------------------

Name: David S. Greenberg
     -----------------------------

Title: CEO & CTO
     -----------------------------

Date: 9/18/96
     -----------------------------

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